UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported):
March 14, 2007
RENT-A-CENTER, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25370	45-0491516
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
5700 Tennyson Parkway
Suite 100
Plano, Texas 75024
(Address of principal executive offices, including zip code)
(972) 801-1100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Laurence M. Berg, a Class II director, resigned from the Board of Directors of Rent-A-Center, Inc. (the “Board”) on March 14, 2007. Mr. Berg’s resignation was not the result of any disagreement with the registrant on any matter relating to the registrant’s operations, policies or practices.
To fill the vacancy created by Mr. Berg’s resignation, on March 14, 2007, the Board appointed Jeffery M. Jackson to serve as a Class II director until the 2008 annual meeting of stockholders. Mr. Jackson has not been, and is not expected to be, named to any committee of the Board at this time. The Board has determined that Mr. Jackson is “independent” as defined by the listing standards of The Nasdaq Stock Market, Inc.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 99.1
Press Release, dated March 14, 2007

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date: March 15, 2007	By:	/s/ Christopher A. Korst

Christopher A. Korst
Senior Vice President — General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 14, 2007